                                                            Exhibit 4(c)

                            SERIES E FIXED RATE NOTE

REGISTERED                                                      PRINCIPAL AMOUNT

                             MCDONALD'S CORPORATION
No.                         MEDIUM-TERM NOTE, SERIES E
                              (FIXED RATE)                                 CUSIP

              Due from Nine Months to 60 Years from Date of Issue

If the registered owner of this Note (as indicated below) is The Depository Trust Company or a nominee of The Depository Trust Company, this Note is a Global Security and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein. UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE SECURITIES REPRESENTED HEREBY IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, AND ONLY BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO STATED MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES

Issue Price:                                                Original Issue Date:

Interest Rate:                                              Stated Maturity:

Specified Currency:
 (Applicable only if other than U.S. dollars)

 Option to Receive Payments in Specified Currency:  [_] Yes [_] No
      (Applicable only if Specified Currency is other than U.S. dollars)

 Authorized Denominations:
      (Applicable only if other than U.S.$100,000 and increments of U.S.$1,000 or if Specified
      Currency is other than U.S. dollars)

Method of Payment of Principal:
      (Applicable only if other than immediately available funds)

Interest Payment Dates:
      (Applicable only if other than February 15 and August 15 of each year)

Regular Record Dates:
      (Applicable only if other than February 1 and August 1 of each year)

Optional Redemption:

 Optional Redemption Dates:

 Redemption Prices:

   [_] The Redemption Price shall initially be    % of the principal amount of
       the Note to be redeemed and shall decline at each anniversary of the
       initial Optional Redemption Date by    % of the principal amount to be
       redeemed until the Redemption Price is 100% of such principal amount; provided, however, that if this Note is an Original Issue Discount Note,
       --------  -------
       the Redemption Price shall be the Amortized Face Amount of the principal amount to be redeemed.

   [_] Other:

Sinking Fund:

     Sinking Fund Dates:

     Sinking Fund Amounts:

Amortizing Note:  [_] Yes   [_] No

     Amortization Schedule:

Optional Repayment:

     Optional Repayment Dates:

     Optional Repayment Prices:

Original Issue Discount Note:

     Total Amount of OID:

     Yield to Stated Maturity:

     Initial Accrual Period OID:

             MCDONALD'S CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received hereby promises to pay or registered assigns, the principal amount specified above of _____________________ (Specified Currency) on the Stated Maturity shown above and to pay accrued interest on said principal amount at the Interest Rate shown above from and including the Original Issue Date shown above or from and including the most recent date to which interest has been paid or duly provided for, semiannually in arrears unless otherwise specified on the face hereof on but excluding February 15 and August 15 of each year and at but excluding Maturity (each such day being an "Interest Payment Date"), until said principal amount is paid or duly provided for in accordance with the terms hereof. Interest on this Note, if any, will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which, in the case of interest payable on a February 15, or August 15 (other than interest payable at Maturity) shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and, in the case of interest payable at Maturity, shall be the Maturity (as defined below) of this Note and, in all other cases, shall be as specified on the face hereof. Notwithstanding the foregoing, if this Note is issued between a Regular Record Date and the related Interest Payment Date, the interest so payable for the period from the Original Issue Date to such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Registered Holder hereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Registered Holder hereof on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is (i) neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in (a) The City of

   New York, (b) the City of Chicago or (c) if the Specified Currency for this
   Note is other than U.S. dollars, the principal financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Luxembourg) and (ii) if the Specified Currency for this Note is ECU, not a day designated as an ECU Non-Settlement Day by the ECU Banking Association (or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made).

             The principal hereof and any premium and interest hereon are payable by the Company in the Specified Currency shown above. If the Specified Currency shown above is other than U.S. dollars, the Company or the Paying Agent will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof. The Holder hereof may, if so indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written notice to the Paying Agent not later than fifteen calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to the Paying Agent received not later than fifteen calendar days prior to the applicable payment date. If the Company determines that the Specified Currency is not available to the Company for making payments in respect hereof due to the imposition of exchange controls or other circumstances beyond the Company's control, then the Holder hereof may not so elect to receive payments in the Specified Currency, and any such outstanding election shall be automatically suspended, and payments shall be in U.S. dollars, until the Company determines that the Specified Currency is again available to the Company for making such payments.

             If this Note is a Certificated Note, payments of interest in U.S. dollars (other than interest payable at Maturity) will be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Debt Security Register on the applicable Regular Record Date, provided that, if the Holder hereof is the Holder of U.S.$10,000,000 (or the
   --------
   equivalent thereof in a Specified Currency other than U.S. dollars determined as provided on the reverse hereof) or more in aggregate principal amount of Registered Notes of like tenor and term, such U.S. dollar interest payments will be made by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Paying Agent not less than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments in respect hereof in the Specified Currency (if other than U.S. dollars), such Holder shall provide appropriate wire transfer instructions to the

   Paying Agent and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. Unless otherwise specified on the face hereof, the principal hereof and any premium and interest hereon payable at Maturity will be paid in immediately available funds upon surrender of this Note at the corporate trust office or agency of the Paying Agent located in the City of Chicago. If this Note is a Global Security, beneficial owners of interest herein will be paid in accordance with the Depositary's and its participants' procedures in effect from time to time.

             REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

             This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by First Fidelity Bank, National Association, or its successor, as Trustee.

             IN WITNESS WHEREOF, the Company has caused this Note to be executed under its corporate seal.

   Dated:
                          MCDONALD'S CORPORATION


                          By____________________________________
                                Vice President and Treasurer


                          Attest________________________________
                                [Assistant] Secretary


                         CERTIFICATE OF AUTHENTICATION

             This is one of the Registered Notes issued under the within-mentioned Indenture.

                          FIRST FIDELITY BANK, NATIONAL ASSOCIATION
                           as Trustee

                          THE FIRST NATIONAL BANK OF CHICAGO, as
                            Authenticating Agent

                          By____________________________________
                                Authorized Signatory

                             MCDONALD'S CORPORATION
                           MEDIUM-TERM NOTE, SERIES E
                                  (FIXED RATE)


             This Note is one of a series of duly authorized debt securities of the Company (the "Debt Securities") issued or to be issued in one or more series under an indenture dated as of March 1, 1987 (the "Indenture") between the Company and First Fidelity Bank, National Association (formerly Fidelity Bank, National Association), as trustee (the "Trustee", which term includes any successor Trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof limited to an aggregate initial public offering price or purchase price of up to U.S.$584,662,000 or the equivalent thereof in one or more foreign or composite currencies, subject to reduction as a result of the sale of other Debt Securities. The U.S. dollar equivalent of the public offering price or purchase price of Notes denominated in currencies other than U.S. dollars will be determined by an agent designated by the Company, which initially shall be The First National Bank of Chicago,
   [      ] (the "Paying Agent"), on the basis of the noon buying rate in The
   City of New York for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such currencies on the applicable trade dates; provided,
                                                                      --------
   however, that in the case of ECU, the Market Exchange Rate shall be the rate
   -------
   of exchange determined by the Commission of the European Communities, or any successor publication, on the applicable trade dates.

             "Maturity," when used with respect to this Note, means the date on which the principal of this Note or an installment of principal becomes due and payable as provided herein or in the Indenture, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

             Unless otherwise specified on the face hereof in the case of Notes represented by a Global Security, the authorized denominations of Registered Notes denominated in U.S. dollars will be U.S.$100,000 and any larger amount that is an integral multiple of U.S.$1,000. The authorized denominations of Registered Notes denominated in a currency other than U.S. dollars will be as set forth on the respective faces thereof.

             Each Registered Note will be issued initially as either a Book-Entry Note or a Certificated Note. Only Registered Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes, and such Notes will not be exchangeable for Certificated Notes and, except as otherwise provided in the Indenture, will not otherwise be issuable as Certificated Notes.

             If the Specified Currency is other than U.S. dollars, the amount of any U.S. dollar payment to be made in respect hereof will be determined by the Paying Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Paying Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last preceding date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York selected by the Paying Agent for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Registered Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Registered Notes by deductions from such U.S. dollar payments. If no such bid quotations are available, then such payments will be made in the Specified Currency, unless the Specified Currency is unavailable to the Company due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case payment will be made as described in the next paragraph.

             Except as set forth below with respect to payments in ECU, if any payment in respect hereof is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then such payment shall be made in U.S. dollars until such currency is again available to the Company or so used. The amount so payable in such foreign currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture. Notwithstanding the foregoing, if a Specified Currency is unavailable to the Company solely because such currency no longer constitutes legal tender because it has been replaced by the ECU or the new single currency of the European Union once monetary union takes effect pursuant to Article 109l of the Treaty establishing the European Community, the amounts so payable in respect of such Note shall, beginning with the date such replacement becomes effective, be made in the relevant new single currency of the European Union; the amounts so payable on any date shall be converted into such single currency on the basis of the conversion officially in effect in the European Union on the effective date of such replacement. If any payment in respect hereof is required to be made in European Currency Units ("ECU") and ECU are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company's control or are no longer used in the European Monetary System, then such payment shall be made in U.S. dollars until ECU are again available to the Company or so used. The amount of such payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars as of the second Business Day prior to the date on which such payment is due. The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Paying Agent on the following basis: the component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Paying Agent on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated on the face hereof. If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

             All determinations referred to above made by the Paying Agent shall be at its respective sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

             The interest payable hereon on each Interest Payment Date shall equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid hereon) to but excluding the related Interest Payment Date or Maturity, as the case may be.

             If so specified on the face hereof, the Company may, at its option, redeem this Note in whole, or from time to time in part in accordance with the procedures set forth in the Indenture, on the date or dates designated as the Optional Redemption Date(s) on the face hereof, at the Redemption Price(s) specified on the face hereof declining from a specified premium, if any, to par, together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee or the Paying Agent to mail a notice of such redemption at least 30 but not more than 60 days prior to the applicable Optional Redemption Date. In the event of redemption of this Note in part only, a new Note or

   Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

             If so specified on the face hereof, this Note will be repayable prior to its Stated Maturity at the option of the Holder on the Optional Repayment Date(s) shown on the face hereof at the Optional Repayment Price(s) shown on the face hereof, together with accrued interest to the date of repayment. In order for this Note to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed; or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with the form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for Repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note, provided that the
                                                               --------
   principal amount of this Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, this Note shall be cancelled and a new Note or Notes for the remaining principal amount hereof shall be issued in the name of the Holder of this Note.

             Unless otherwise specified on the face hereof, this Note will not be subject to any sinking fund. Any such sinking fund shall be administered in accordance with the terms specified on the face hereof and otherwise as set forth in the Indenture.

             Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Stated Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note, if it is an Original Issue Discount Note, exceed its principal amount.

             If this Note is a Global Security, ownership of beneficial interests herein will be limited to participants in the Depositary or persons that hold interests through such participants, and the transfer of beneficial interests herein will be effected only through records maintained by the Depositary (and with respect to interests of participants in the Depositary) and by participants in the Depositary or persons that may hold interests through such participants (with respect to persons other than participants in the Depositary).

             As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Registered Notes of different authorized denominations, as requested by the Person surrendering the same.

             If this Note is a Global Security, this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be in good standing under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after the Company receives such notice or becomes aware that such Depositary is no longer in good standing, or (y) the Company in its sole discretion determines that this Note shall be exchanged for Certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged. Except as provided above, owners of beneficial interests in this Note (if a Global Security) will not be entitled to have this Note or Notes represented by this Note registered in their names or receive physical delivery of Notes in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

             As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Debt Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the registrar (the "Registrar") which
   initially shall be The First National Bank of Chicago, [     ], as registrar
   (the "Registrar") duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and the Paying Agent duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Registered Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferee.

             No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may treat the person in whose name this Note is registered as the Holder hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor such agent shall be affected by notice to the contrary.

             If an Event of Default with respect to the Debt Securities of this series shall have occurred and be continuing, the principal of all the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

             In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Registrar) shall be delivered to the Registrar, a new Registered Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Registered Note shall be borne by the Holder of this Note.

             The Indenture permits, with certain exceptions as therein provided, the modification or amendment thereof and the modification of the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Debt Securities at the time Outstanding of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt

   Securities of any series at the time Outstanding, on behalf of the Holders of all the Debt Securities of such Series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange or substitution for this Note whether or not notation in regard thereto is made upon such Note.

             Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

             This Note shall be deemed to be a contract made and to be performed solely in the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State without regard to the conflicts of law rules of said State.

             All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS


   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common         UNIF GIFT MIN ACT-________Custodian________
TEN ENT-as tenants by the entireties                    (Cust)           (Minor)
JT ENT -as joint tenants with right                       Under Uniform Gifts
        of survivorship and not as                           to Minors Act
        tenants in common
                                                       _________________________
                                                                (State)

     Additional abbreviations may also be used though not in the above list


- - --------------------------------------------------------------------------------

                           OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably requests and instructs the Company to repay $__________ principal amount of the within Note, pursuant to its terms, on the "Optional Repayment Date" first occurring after the date of receipt of the within Note as specified below, together with interest thereon accrued to the date or repayment, to the undersigned at:

- - --------------------------------------------------------------------------------


- - --------------------------------------------------------------------------------
           (Please Print or Type Name and Address of the Undersigned)

   and to issue to the undersigned, pursuant to the terms of the Indenture, a new Note or Notes representing the remaining principal amount of this Note.

        For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company within the relevant time period set forth above at its office or agency in the Borough of Manhattan, the City and State of New York, located initially at the office of the Registrar at The First National Bank of Chicago,
   [     ], Attention: Corporate Trust Operations.

   Dated:                           ____________________________________________
                                    Note:  The signature to this Option to Elect
                                    Repayment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

             FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

    Please insert Social Security or Other
     Identifying Number of Assignee

   [______________________________________]

   -----------------------------------------------------------------------------
     Please Print or Type Name and Address Including Zip Code of Assignee

   -----------------------------------------------------------------------------
   the within Note and all rights thereunder, hereby irrevocably constituting and appointing

   _____________________________________________________________________attorney to transfer such Note on the books of McDonald's Corporation with full power of substitution in the premises.

   Dated:  ___________________________ ________________________________________
                                        Signature

                                       ----------------------------------------
                                       NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the Note in every particular, without alteration or enlargement or any change whatsoever